Transition to a Holding Company Structure May 12, 2023 Bank of Kyoto

The transition to a holding company structure described in this document involves securities of a Japanese company. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court's judgment. You should be aware that the issuer may purchase securities otherwise than in connection with the transition to a holding company structure, such as in the open market or through privately negotiated purchases. This document has been translated from the Japanese-language original for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects.

1. Background and Objectives of Transition to a Holding Company Structure

Guided by the management principle "Serving the Prosperity of the Community", The Bank of Kyoto, Ltd.'s (the "Bank") fundamental mission is to contribute to the greater prosperity of local communities and the development of local industries. To that end, we have worked to revitalize the region and solve problems through the provision of high-quality financial services and solutions.

Meanwhile, in addition to social issues such as population decline, the challenges faced by local communities and customers are becoming more diverse and complex, with new social issues such as responding to DX and the realization of carbon neutrality. As such, the role that the Bank group should play to contribute to the revitalization of local communities and continue to grow together with them is also changing significantly.

In light of the above, the Bank has decided to transition to a holding company structure with the aim of "expansion of our solution functions and new business areas," "reformation of the mindset and behavior of executives and employees, and promotion of independence and cooperation of each group company," and "enhancement of governance and improvement of the speed of business execution," in order to become a corporate group that can solve issues faced by local communities and customers by actively expanding non-financial functions, in addition to deepening financial functions.

In order to achieve the long-term goal of becoming a "comprehensive solutions provider that drives community growth and creates the future together," we will establish a sustainable business model that can respond quickly and flexibly to changes in the environment, thereby enhancing corporate value for all stakeholders (customers, local communities, shareholders, and employees).

[The History of the Bank group]



1941
Founded The Bank of Kyoto
1958
Established Karasuma Shoji
1979
Established Kyoto Guaranty Service
1982
Established Kyoto Credit Service
1985
Established Kyogin Lease & Capital
1987
Established Kyoto Research Institute
1989
Established Kyogin Card Service
2016
Established Kyogin Securities
2023
Transition to a holding company structure
KYOTO FINANCIAL GROUP
[Objectives of Transition to a Holding Company Structure]
Expansion of our solution functions and new business areas
Maximize Group synergies
Reformation of the mindset and behavior of executives and employees, and promotion of independence and cooperation of each group company
Enhancement of governance and improvement of the speed of business execution
Enhance corporate value for all stakeholders (customers, local communities, shareholders, and employees)

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2. Outline of the Holding Company KYOTO FINANCIAL GROUP About the logo The design is based on the motif of “ripples” that spread and connect. It symbolizes how the Group’s executives and employees will spread a positive influence in the community, just as a drop of water creates an expanse. Even if the influence of each individual is small, we promise to become a group that creates new value for the society as those small influences spread across and connect us with those around us. The three lines forming the logo represent “customers,” “local communities,” and “shareholders.” Trade name Kyoto Financial Group, Inc. Location of head office 700, Yakushimae-cho, Karasuma-dori, Matsubara-Agaru, Shimogyo-ku, Kyoto, Japan Representative Representative Director and President Nobuhiro Doi(currently President of the Bank of Kyoto) Business description 1. Management and administration of banks and companies that may be made subsidiaries under the Banking Act 2. All operations incidental and related to the operations listed in the preceding item 3. Operations other than those listed in the preceding two items that may be conducted by a bank holding company under the Banking Act Capital 40 billion yen Date of incorporation October 2, 2023 Accounting period March 31 Stock exchange of Listing Tokyo Stock Exchange Prime Market Number of shares per unit 100 shares Accounting auditor Deloitte Touche Tohmatsu LLC Shareholder registry administrator Mitsubishi UFJ Trust and Banking Corporation 3

3. Group Management Principle The Holding Company Group’s (the “Group”) management principle and management policy will be inherited from the Bank’s principle and policy, and the Group’s action guidelines for the realization of the principle and policy will be newly established on the occasion of the incorporation of the Holding Company. Guided by the management principle that the Bank has consistently upheld since its founding, the Group will continue to contribute to the creation of greater prosperity of local communities and the development of local industries by making changes for the better based on the customer base, trust and confidence that the Bank group has built up over the years. Management Principle Serving the Prosperity of the Community -Drive community growth and create the future together- Management Policy Trust of the community, customers, and employees We provide high quality, innovative and comprehensive services consistently Trust of society and the market We strive to enhance corporate value through responsible corporate activities Action Guidelines Face everything with sincerity We will face everything with sincerity and continue to be a trusted partner High aspirations We will meet your expectations on the strength of each individual’s high aspirations and ability to make quick decisions Take on the challenge to reform We will see social change as an opportunity for reformation that connects to the future, and enjoy the challenge Sustainability Management Realization of a sustainable society and enhancement of corporate value* Meet stakeholder expectations in a sustainable manner over the long term Enhance corporate value in a sustainable manner over the long term (* Corporate value = economic value + social value) 4

4. Group Structure Step 1 The Bank will become a wholly owned subsidiary of the Holding Company by incorporating the Holding Company through a sole-share transfer by the Bank effective as of October 2, 2023. Step 2 From the perspective of further strengthening intra-group collaboration and synergies, we plan to reorganize the seven (7) consolidated subsidiaries of the Bank (excluding Kyoto Guaranty Service) as direct investment subsidiaries of the Holding Company. Before incorporation of the Holding Company Step 1 Sole-share transfer (At the time of incorporation of the Holding Company) Step 2 Transfer of shares held by the Bank (After incorporation of the Holding Company) The Bank of Kyoto Karasuma Shoji Kyoto Guaranty Service Kyoto Credit Service Kyogin Card Service Kyogin Lease & Capital Kyoto Research Institute Kyogin Securities Specialized investment company (planned) *1 Sky Ocean Asset Management *2 *1: The specialized investment company is scheduled to be established in September 2023 *2: Sky Ocean Asset Management is an equity method associate Kyoto Financial Group The Bank of Kyoto Karasuma Shoji Kyoto Guaranty Service Kyoto Credit Service Kyogin Card Service Kyogin Lease & Capital Kyoto Research Institute Kyogin Securities Specialized investment company (planned) Sky Ocean Asset Management Kyoto Financial Group The Bank of Kyoto Kyoto Guaranty Service Sky Ocean Asset Management Karasuma Shoji Kyoto Credit Service Kyogin Card Service Kyogin Lease & Capital Kyoto Research Institute Kyogin Securities Specialized investment company (planned) 5

5. Management Structure of the Holding Company (Governance Structure) Along with the transition to a holding company structure, the Holding Company will be a “company with an audit and supervisory committee” to enable highly effective supervision of management and prompt decision-making as we aim to expand into new business areas and achieve independent business operations for each group company, thereby enhancing group governance from both offensive and defensive perspectives. [Corporate Governance Structure] General Meeting of Shareholders Election and dismissal Kyoto Financial Group Election and dismissal Election and dismissal Group Nomination and Compensation Committee Consultation Report Board of Directors Audit and Supervisory Committee Cooperation Sustainability Management Council Instructions, orders, and reports Audit Audit and Supervisory Committee Secretariat (Group Management Council) Management Execution Council Integrated Risk Council Compliance Council Instructions, orders, and reports Corporate Planning Division Sustainability Management Division New Business Development Division Business Management Division Sales Strategy Division Human Resource Strategy Division Audit Corporate Audit Division Cooperation Accounting Auditor Group Companies Instructions and management Consultation and reports Audit Bank of Kyoto Instructions and management Consultation and reports Kyoto Guaranty Service Karasuma Shoji Kyoto Credit Service Kyogin Card Service Kyogin Lease & Capital Kyoto Research Institute Kyogin Securities Specialized investment company (planned) Audit 6

6. Business Model By working to resolve the diverse needs and issues of the community and customers, we aim to lead the Group to sustainable growth and become a “comprehensive solutions provider that drives community growth and creates the future together”. Expansion of our solution functions and new business areas Solution functions Expansion of new business areas Expansion of existing business areas Further exploration of the existing businesses Business areas Reformation of the mindset and behavior of executives and employees, and promotion of independence and cooperation of each group company Enhancement of governance and improvement of the speed of business execution Maximize Group synergies and drive community growth through the three objectives of the transition to a holding company structure Creation of the future together with local communities and customers Trust of society and the market Sustainable growth of Kyoto Financial Group Development into a comprehensive solutions provider Improvement of corporate value and profitability Trust of the employees Sustainable growth of the community and customers Provision of solutions to needs and issues Prompt response to social issues through businesses Trust of the community and customers 7

7. Maximize of Group Synergies We will leverage Group synergies by further strengthening integrated Group management and intra-group cooperation under the holding company structure to provide diverse solutions to communities and customers. KYOTO FINANCIAL GROUP Comprehensive solutions provider that drives community growth and creates the future together Specialized investment company (planned) Capital New company Welfare program Regional trading company Karasuma Shoji Think tank Kyoto Research Institute Guarantee Kyoto Guaranty Service Bank The Bank of Kyoto Kyogin Card Service Kyoto Credit Service Card Kyogin Securities Securities Kyogin Lease & Capital Lease 8

8. Transition Schedule Kyoto Financial Group plans to list its shares on the Prime Market of the Tokyo Stock Exchange on October 2, 2023, according to the following schedule, subject to the approval, etc. of the Bank’s General Meeting of Shareholders and the approvals etc. from the relevant authorities. Thursday, June 29, 2023 Wednesday, September 27, 2023 Thursday, September 28, 2023 Monday, October 2, 2023 Ordinary General Meeting of Shareholders (Agenda item regarding transition to a holding company structure) Last trading date of the Bank shares Delisting date of the Bank shares (Shares cannot be traded on September 28 and 29) Incorporation of Kyoto Financial Group (Effective date of the share transfer) Commencement date of Kyoto Financial Group’s share trading 9